UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2016

Strongbow Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in this Item 1.01 is responsive to Item 3.02 below and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On April 11, 2016, we entered into debt settlement agreements with two creditors. On May 5, 2016, and in accordance with such agreements, we settled debt in the total amount of US$123,732.85 by the issuance of 353,521 shares of our common stock at a price per share of US$0.35.

We issued the shares to two non-U.S. persons pursuant to Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Debt Settlement Agreement dated April 11, 2016 with Apex Energy Consultants Inc.
10.2	Debt Settlement Agreement dated April 11, 2016 with Chamonix Canada Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

By:

/s/Michael Caetano

Michael Caetano

Chief Executive Officer

Date: May 19, 2016